EXHIBIT 10.18

CONVERTIBLE PROMISSORY NOTE

Principal Amount:	$174,000.00	Effective Date:	November 14, 2025
Original Issue Discount:	$24,000.00	Maturity Date:	August 14, 2026
Purchase Price:	$150,000.00

FOR VALUE RECEIVED, KARBON-X CORP., a Nevada corporation (“Borrower”), promises to pay to DEBTFUND L.P., a Delaware limited partnership, or its successors or assigns (“Lender”), the principal sum of $174,000.00 USD, together with any accrued interest, fees, charges, and late fees on August 14, 2026 (the “Maturity Date”), if not sooner paid, in accordance with the terms set forth herein. This Convertible Promissory Note (this “Note”) is issued and made effective as of November 14, 2025 (the “Effective Date”). Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Note Purchase Agreement dated the date hereof, pursuant to which this Note was originally issued (the "Purchase Agreement").

This Note carries an original issue discount of $24,000.00 (the “OID”). The OID is included in the initial principal balance of this Note and is deemed fully earned and non-refundable as of the Effective Date. The purchase price for this Note shall be $150,000.00 (the “Purchase Price”).  The Purchase Price shall be payable by Lender by wire transfer of immediately available funds. For purposes hereof, the term “Outstanding Balance” means the Principal Amount, as reduced or increased, as the case may be, pursuant to the terms hereof for conversion, breach hereof or otherwise, plus any accrued but unpaid interest, collection and enforcements costs, and any other fees, penalties, damages or charges incurred under this Note.

1. Payment; Prepayment; Registration Statement; Exchange Cap.

1.1 Contract Rate.  This Note shall bear interest at the rate of ten (10%) percent per annum on any outstanding and non-converted Principal Amount.  All computations of interest shall be made on the basis of a 365-day year for the actual number of days occurring in the period for which such interest is payable.  Payments of Principal and Interest shall be made as set forth below.

1.2. Payments. Unless otherwise earlier converted pursuant to Section 3, Borrower shall make nine (9) equal payments of $20,148, consisting of principal and accrued interest, as set forth in the payment schedule below:

Payment Period	Payment Date	Payment Amount
1	December 14, 2025	$20,148
2	January 14, 2026	$20,148
3	February 14, 2026	$20,148
4	March 14, 2026	$20,148
5	April 14, 2026	$20,148
6	May 14, 2026	$20,148
7	June 14, 2026	$20,148
8	July 14, 2026	$20,148
9	August 14, 2026	$20,148

The above payment schedule assumes no Conversions (as defined below) occur during the nine-month term.  If Conversions occur, the note balance and payment due will be adjusted to reflect the Conversion Amount. If Closing Date is delayed for any reason, Payment Dates will correspond to period one month after Note is funded by Lender. All cash payments owing hereunder shall be in lawful money of the United States of America, as provided for herein, and delivered to Lender at the bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal.

1.2. Prepayment. Notwithstanding the foregoing, with five (5) Trading Days’ prior written notice Borrower may prepay all or any portion of the Outstanding Balance (less such portion of the Outstanding Balance for which Borrower has received a Conversion Notice (as defined below) from Lender where the applicable Conversion Shares (as defined below) have not yet been delivered). During the five (5) Trading Day prepayment notice period Lender shall retain the right to submit Conversion Notices, if applicable.

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2. [Deleted].

3. Conversion Rights.

3.1.  Lender has the right, not the obligation, at any time following six (6) months following the Effective Date of this Note, until the Outstanding Balance has been paid in full, at its election, to exchange (each instance of exchange is referred to herein as an “Conversion”) all or any part of the Outstanding Balance into Conversion Shares of fully paid and non-assessable Common Shares of Borrower as per the following conversion formula: the number of Conversion Shares equals the Outstanding Balance amount being exchanged (the “Conversion Amount”) divided by the product of seventy five percent (75%) and the Market Price (such product, the “Conversion Price”).

For example, on Day1 Lender seeks to exchange $15,000 of Outstanding Balance (the Conversion Amount) and on Day1 the Market Price (as determined in Section 3.2 below) is 0.05 per share.  The Exchange Price is 0.0375 (i.e., .75 x 0.05).  The number of Conversion Shares delivered to Lender equals 400,000 shares (i.e., $15,000/0.0375).

Each Conversion shall be evidenced by the conversion notice in the form attached hereto as Exhibit A (the “Conversion Notice”) and the Conversion Shares shall be Delivered (as defined below in Section 3.2) on or before three business days following delivery of the Conversion Notice to Borrower. The Conversion Notice may be effectively delivered to Borrower by any method of Lender’s choice (including but not limited to facsimile, email, mail, overnight courier, or personal delivery), and all Conversions shall be cashless and not require further payment from Lender. Borrower shall deliver the Conversion Shares from any Conversion to Lender in accordance with Section 4 below.

3.2. The “Market Price” means the average of the volume-weighted average price (VWAP) as reported by a reliable reporting service (“Reporting Service”) designated by the Lender (i.e., OTC Markets, Yahoo Finance, Bloomberg, etc.) during the five (5) consecutive Trading Days prior to the Conversion Date. Notwithstanding the foregoing, the Market Price shall not be less than $0.15 per share (the “Minimum Market Price”).

3.3. If the Company completes a Financing Transaction (as defined below) the Conversion Price will be subject to adjustment on a most favored nation basis relative to the terms provided to any other investor or creditor of Company so that the terms of before the payment or conversion of the entire balance under the Note (the “Most Favorable Price”). The term “Finance Transaction” means any activity by Company to raise capital in form debt, equity, debt convertible into equity, equity linked securities, a business combination or any combination of the foregoing.

4. Conversion Share Delivery. On or before the close of business on the third (3rd) Trading Day following the date of delivery of a Conversion Notice (the “Delivery Date”), Borrower shall, provided it is DWAC/DRS Eligible at such time, deliver or cause its transfer agent to deliver the applicable Conversion Shares electronically via DWAC/DRS to the account designated by Lender in the applicable Conversion Notice. If Borrower is not DWAC/DRS Eligible, it shall deliver to Lender or its broker (as designated in the Conversion Notice), via reputable overnight courier, a certificate representing the number of Common Shares equal to the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless the Conversion Shares are deemed “Delivered” as defined below. Delivered” shall mean the date the shares clear deposit into Lender’s brokerage account, which shall be the date Lender is able to trade the Conversion Shares free from restrictions of any kind including by the Lender’s brokerage firm, DTC, or Borrower’s Transfer Agent. The Borrower shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance.

4.1. In the event the Conversion Shares are not delivered on the Delivery Date, the Pricing Period will be extended to the date the Conversion Shares are “Delivered” (the “Extended Pricing Period”). “Extending the pricing period will not adjust the number of shares delivered but will adjust the, market price, conversion price and the amount the note is reduced as a result of the conversion, and will be memorialized by and Amended Conversion Notice, which will be submitted to the Issuer by the Holder, if applicable. Further, if Conversion Shares are not delivered on the Delivery Date, Lender may also rescind in whole or in part such Conversion, with a corresponding increase to the Outstanding Balance and any returned amount will tack back to the Effective Date for purposes of determining the holding period under Rule 144.

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4.2. Moreover, and notwithstanding anything to the contrary herein or in any other Transaction Document, in the event Borrower or its transfer agent refuses to deliver any Conversion Shares to Lender on grounds that such issuance is in violation of Rule 144, Borrower shall deliver or cause its transfer agent to deliver the applicable Conversion Shares to Lender with a restricted securities legend, but otherwise in accordance with the provisions of this Section 4. In conjunction therewith, Borrower will also deliver to Lender a written opinion from its counsel or its transfer agent’s counsel opining as to why the issuance of the applicable Conversion Shares violates Rule 144.

4.3. The Borrower agrees that the conversion rights in this Note are valuable to Lender. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to quantify. Accordingly, the parties acknowledge that the liquidated damages provisions concerning the Fail to Deliver Fee are justified.

5. Defaults and Remedies.

5.1. Events of Default. The occurrence of any of the following events set forth below shall be an “Event of Default”:

(a) Failure to Pay Principal, Interest or Other Fees. Borrower fails to pay principal, interest or other fees hereon and such failure shall continue for a period of five (5) days following the date upon which any such payment was due.

(b) Breach of Covenant. Borrower breaches any covenant or other term or condition of this Note and the Purchase Agreement in any material respect and such breach, if subject to cure, continues for a period of five (5) days after the occurrence thereof.

(c) Breach of Representations and Warranties. Any representation or warranty of Borrower made herein and in the Purchase Agreement shall be false or misleading in any material respect.

(d) SEC Filings. Borrower fails to comply with the reporting requirements of the Exchange Act; and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act (the filing of a Form 15 with the SEC is an immediate Event of Default).

(e) Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of 10 consecutive days, provided that Borrower shall not have been able to cure such trading suspension within 30 days of the notice thereof or list the Common Stock on another Principal Market within 60 days of such notice. The “Principal Market” for the Common Stock shall include the OTCQX, OTCQB, OTCID, NASDAQ Capital Market, NASDAQ Global Market, NYSE Amex, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock), or any securities exchange or other securities market on which the Common Stock is then being listed or traded.

(f) Receiver or Trustee. Each of the Borrower or its subsidiaries, if any, (“Subsidiaries”) shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed; or shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any

(g) Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective property or other assets for more than $150,000 in the aggregate for Borrower, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

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(h) Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any of its Subsidiaries (Federal law or applicable state law).

(i) Failure to Deliver Conversion Shares. Except in the event Borrower does not have a sufficient number of shares of Common Stock authorized but unissued upon a conversion hereunder, Borrower’s failure to timely deliver Conversion Shares to the Holder pursuant to and in the form required by this Note, if such failure to timely deliver Conversion Shares shall not be cured within five (5) days.

(j) Reservation of Shares. The Borrower shall not fulfill its obligations under this Note or the Transaction Documents entered into in connection herewith in regard to the reserving of shares.

(k) Transfer Agent Fees. Failure of the Borrower to pay any of its Transfer Agent fees in excess of $1,000 or to maintain a Transfer Agent of record.

(l) Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower's ability to continue as a "going concern" shall not be an admission that the Borrower cannot pay its debts as they become due.

(m) Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTC markets (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the Chicago Board Options Exchange, or the New York Stock Exchange.

5.2. Default Remedies. Upon the occurrence and during the continuation of any Event of Default, the Note shall become immediately due and payable and the Borrower shall pay to the Lender, in full satisfaction of its obligations hereunder, an amount equal to the Default Amount (as defined herein). Upon the occurrence of an Event of Default. Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the sum of (i) 135% times the then outstanding principal amount of this Note; (ii) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment; and (iii) Default Interest, if any, all such amounts collectively shall be known as the "Default Amount" and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Lender shall be entitled to exercise all other rights and remedies available at law or in equity.

5.3. Default Interest. In the event that any Event of Default remains in effect without being cured by Borrower for a period of 60 days, the Contract Interest on the Outstanding Balance shall automatically be reinstated at the Default Interest rate of 0.75% per day, compounded daily (“Default Interest) and applied retroactively to date on which the such Event of Default occurred.

5.4. Default Conversion Price.  Notwithstanding Section 3.1, at any time following an Event of Default until such time as the Outstanding Balance is paid in full, Lender shall have the right to conduct a Conversion(s) at the Default Conversion Price (defined below). In the event that any Event of Default remains in effect without being cured by Borrower for a period of five (5) Trading Days, the Conversion Price shall be reinstated to equal twenty percent (20%) of the Volume-Weighted Average Price (VWAP)reported during the prior ten (10) Trading Days of the applicable Conversion Notice date or the Most Favorable Price, whichever lower (“Default Conversion Price”).  The Minimum Market Price provision in Section 3.2 shall not apply while an Event of Default is in effect.

5.5. Default Ownership Limitation.  In the event that an Event of Default remains in effect without being cured by Borrower for a period of 60 days, the Maximum Percentage (defined below) shall be increased to 9.99% for Debtfund, L.P. only (excluding its affiliate and assigns). e.  In such case where Borrower conducts a Conversion that causes the ownership to equal or exceed 10% of the issued and outstanding Common Shares, Borrower shall issue Conversion Shares with a restrictive legend.

5.6. Cumulative Remedies. The remedies under this Note shall be cumulative. Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.

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6. Ownership Limitation. Except as otherwise provided in Section 5.5, Borrower shall not affect any Conversion of this Note to the extent that after giving effect to such Conversion would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 4.99% of the number of Common Shares outstanding on such date (including for such purpose the Common Shares issuable upon such issuance) (the “Maximum Percentage”). For purposes of this section, beneficial ownership of Common Shares will be determined pursuant to Section 13(d) of the 1934 Act.

7. Other Provisions.

7.1. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or Conversions called for herein in accordance with the terms of this Note.

7.2. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7.3. Payment of Collection Costs. If this Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action including, without limitation, reasonable attorneys’ fees and disbursements. Borrower also agrees to pay for any costs, fees or charges of its transfer agent that are charged to Lender pursuant to any Conversion or issuance of shares pursuant to this Note.

7.4. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel. Lender also has the right to have any such opinion provided by Borrower’s counsel.

7.5. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Arizona, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Arizona. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

7.6. Cancellation. After repayment or Conversion of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

7.7. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

7.8 Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note and any Conversion Shares may be offered, sold, assigned or transferred by Lender without the consent of Borrower.

7.9 Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Note and the documents and instruments entered into in connection herewith.

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7.10. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

7.11. Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender’s and Borrower’s expectations that any such liquidated damages will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144).

7.12. Voluntary Agreement. Borrower has carefully read this Note and has asked any questions needed for Borrower to understand the terms, consequences and binding effect of this Note and fully understand them. Borrower has had the opportunity to seek the advice of an attorney of Borrower’s choosing, or has waived the right to do so, and is executing this Note voluntarily and without any duress or undue influence by Lender or anyone else.

7.13. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

KARBON-X CORP.

By:	/s/ Chad James Clovis
Chad James, Chief Executive Officer

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

DEBTFUND L.P.

By:	/s/ James Hurry
James Hurry, Authorized Signer
Scottsdale Capital Advisors Corp., General Partner

[Signature Page to Convertible Promissory Note]

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EXHIBIT A

Debtfund L.P.

c/o Scottsdale Capital Advisors

7170 E. McDonald Dr, Suite 6

Scottsdale, AZ 85253

Karbon-X Corp.	Date:
Attn: Chad Clovis, CEO 6575 West Loop South, Suite 500 Bellaire, TX 77401

CONVERSION NOTICE

The above-captioned Lender hereby gives notice to Karbon-X Corp., a Nevada corporation (the “Borrower”), pursuant to that certain Convertible Promissory Note made by Borrower in favor of Lender on November 12, 2025 (the “Note”), that Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable Common Shares of Borrower as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.	Date of Conversion: ____________

B.	Conversion #: ____________

C.	Conversion Amount: ____________

D.	Conversion Price: _______________

E.	Conversion Shares: _______________ (C divided by D)

F.	Remaining Outstanding Balance of Note: ____________*

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Conversion Notice and such Transaction Documents.

Please transfer the Conversion Shares electronically (via DWAC) to the following account:

Broker:	Address:
DTC#:
Account #:
Account Name:

Sincerely,

DEBTFUND L.P.

By:
James Hurry, Authorized Signer Scottsdale Capital Advisors Corp., General Partner

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